Exhibit 99.1

FOR IMMEDIATE RELEASE
For more information contact: Roger Pondel/Laurie Berman PondelWilkinson Inc. 310-279-5980 pwinvestor@pondel.com

Electro Rent Chairman and CEO Dan Greenberg to Retire;
Steven Markheim Promoted to Chief Executive Officer;
Allen Sciarillo Confirmed as Chief Financial Officer; Karen Curtin Assumes role of Chairman

VAN NUYS, Calif. - May 12, 2016 - Electro Rent Corporation (Nasdaq: ELRC) today announced that its Chairman and Chief Executive Officer, Daniel Greenberg, who will soon turn 75, will retire effective July 11, 2016 after a more than 40-year career with the company. Greenberg will continue as a member of the company’s board of directors.

Upon Greenberg’s retirement, Steven Markheim, who has been Electro Rent’s President and Chief Operating Officer since 2007, will become its President and Chief Executive Officer. Allen Sciarillo, Electro Rent’s Acting Chief Financial Officer since September 2015, has been confirmed as its Chief Financial Officer. Electro Rent’s current Lead Director, Karen Curtin, will assume the role of non-executive Chairman of its Board of Directors.

“Dan has been one of Electro Rent’s guiding lights for more than four decades, joining our board in 1976 and serving as our Chairman and CEO for more than 35 years,” said Curtin. “He has provided inspirational leadership for his team, and set an example through his own hard work, integrity and determination. We are happy that we will continue to benefit from Dan’s ongoing involvement as a board member, and are pleased to promote Steve and Allen to carry the company forward.”

“It has been a privilege to serve Electro Rent, its employees, shareholders, partners and customers, for almost the entirety of my professional career,” said Greenberg. “I have taken great pleasure in watching this company grow into one of the most well respected companies in our industry. It is now time to hand the reins over to those who can take the company to the next level, and I have the utmost confidence that Steve, Allen and the rest of our team have the knowledge and ability necessary to successfully meet the challenges of the future.”

Markheim, 63, has been with Electro Rent for more than 35 years, and has been President and Chief Operating Officer since 2007. Prior to joining the company, he was an accountant with Matsushita of America and the accounting firm of Wolf & Co.

Sciarillo, 51, has been with Electro Rent for 10 years. Sciarillo is a Certified Public Accountant who was previously the Chief Financial Officer of Dial Thru International Corporation, InterPacket Networks and RSLCOM USA. He began his career in public accounting with Deloitte & Touche.

Curtin, 61, has served on Electro Rent’s board since 2004, and was appointed its Lead Director in 2009. Since 2010, she has been a private investor, and previously held positions at Paradigm Capital Ltd., Dulcinea Ventures and Bank of America, including as manager of the bank’s Leasing and Transportation Divisions.

About Electro Rent
Electro Rent Corporation (www.ElectroRent.com) is one of the largest global organizations devoted to the rental, leasing and sales of general purpose electronic test equipment, personal computers and servers.

“Safe Harbor” Statement
Except for the historical statements and discussions in this press release, the company’s statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect Electro Rent’s management’s views and expectations at this time with respect to future events and financial performance, based on currently available information. Forward looking statements in this press release include statements regarding the company’s ability to meet future challenges. When used, the words “anticipate”, “believe”, “expect” and “will” and other similar expressions identify forward-looking statements. Forward-looking statements are based on assumptions about future operations and market conditions, and are subject to certain risks and uncertainties. The company believes its assumptions are reasonable; nonetheless, it is likely that at least some of these assumptions will not come true. Accordingly, Electro Rent’s actual results will differ from the outcomes contained in any forward-looking statement, and those differences could be material. Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in the company’s periodic reports on Form 10-K and 10-Q and in its other filings with the Securities and Exchange Commission, including: general macroeconomic conditions may not improve or may deteriorate; U.S. federal government spending with respect to defense and other research and development activities may not increase or may decline; Electro Rent may not succeed in retaining its key sales or other personnel; competition may cause the company to lower prices and margins to effectively compete; and manufacturers of test and measurement equipment may not be willing to enter reseller arrangements with Electro Rent or those agreements may not succeed to the level anticipated. Should one or more of the risks discussed, or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, the company’s actual results may vary materially from those anticipated, estimated, expected or projected. In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct. You should not put undue reliance on these statements. Electro Rent undertakes no obligation to update or revise any forward-looking statements.

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